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As filed with the Securities and Exchange Commission on October 11, 2005

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INVERNESS MEDICAL INNOVATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	51 Sawyer Road, Suite 200 Waltham, Massachusetts 02453 (781) 647-3900 (Address of Registrant's Principal Executive Offices)	04-3565120 (I.R.S. Employer Identification No.)
INVERNESS MEDICAL INNOVATIONS, INC. 2001 STOCK OPTION AND INCENTIVE PLAN (Full Title of the Plan)
Ron Zwanziger Chairman, Chief Executive Officer and President Inverness Medical Innovations, Inc. 51 Sawyer Road, Suite 200 Waltham, Massachusetts 02453 (781) 647-3900

(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copy to:
Jay McNamara
Associate General Counsel
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amounts to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $.001 per share	750,000 shares	$23.87	$17,902,500	$2,107.12

(1)
This registration statement also relates to such indeterminate number of additional shares of the registrant's Common Stock as may be required pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended, in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.

(2)
This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee. The registration fee is based on the average of the high and low prices for the registrant's Common Stock as reported on The American Stock Exchange on October 10, 2005.

        This Registration Statement on Form S-8 is being filed by Inverness Medical Innovations, Inc. (the "Company") for the purpose of registering an additional 750,000 shares of common stock, par value $.001 per share, to be issued pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended (the "Plan"). The contents of the Company's Registration Statements on Form S-8 (Registration No. 333-74032, Registration No. 333-90530, and Registration No. 333-106996) relating to the Plan are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

Item 8. Exhibits.

Exhibit No.		Description
4.1	—	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K, as amended, for the year ended December 31, 2001, File No. 001-16789)
4.2	—
Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated December 20, 2001, File No. 001-16789)
4.3	—	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Form 10-K, as amended, for the year ended December 31, 2001, File No. 001-16789)
4.4	—
Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4, as amended (File No. 333-67392))
4.5	—
Amendment No. 1 to Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-8, as amended (File No. 333-90530))
4.6	—
Amendment No. 2 to Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.6 to Company's Registration Statement on Form S-8, as amended (File No. 333-106996))
4.7	—
Amendment No. 3 to Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to Company's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2005)
*5.1	—	Opinion of Paul T. Hempel, Esq., General Counsel of Inverness Medical Innovations, Inc.
*23.1	—	Consent of BDO Seidman, LLP
*23.2	—	Consent of Ernst & Young LLP
*23.3	—	Consent of Anton Collins Mitchell LLP
*23.4	—	Consent of Baker Newman & Noyes LLC
*23.5	—	Consent of Deloitte & Touche LLP
23.6	—	Consent of Paul T. Hempel, Esq., General Counsel of Inverness Medical Innovations, Inc. (included in Exhibit 5.1)
24.1	—	Power of Attorney (contained in signature page)

*
Filed herewith.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on October 11, 2005.

INVERNESS MEDICAL INNOVATIONS, INC.
By:	/s/ RON ZWANZIGER Ron Zwanziger Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger and Christopher J. Lindop as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RON ZWANZIGER Ron Zwanziger	Chairman, Chief Executive Officer and President (Principal Executive Officer)	October 11, 2005
/s/ CHRISTOPHER J. LINDOP Christopher J. Lindop	Chief Financial Officer	October 11, 2005
/s/ DAVID SCOTT, PH.D. David Scott, Ph.D.	Director	October 11, 2005
/s/ JERRY MCALEER, PH.D. Jerry McAleer, Ph.D.	Director	October 11, 2005
/s/ CAROL R. GOLDBERG Carol R. Goldberg	Director	October 11, 2005

/s/ ROBERT P. KHEDERIAN Robert P. Khederian	Director	October 11, 2005
/s/ JOHN F. LEVY John F. Levy	Director	October 11, 2005
/s/ PETER TOWNSEND Peter Townsend	Director	October 11, 2005
/s/ ALFRED M. ZEIEN Alfred M. Zeien	Director	October 11, 2005
/s/ JOHN A. QUELCH John A. Quelch	Director	October 11, 2005

EXHIBIT INDEX

Exhibit No.		Description
4.1	—	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K, as amended, for the year ended December 31, 2001, File No. 001-16789)
4.2	—
Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of the Company (incorporated by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K dated December 20, 2001, File No. 001-16789)
4.3	—	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Form 10-K, as amended, for the year ended December 31, 2001, File No. 001-16789)
4.4	—
Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4, as amended (File No. 333-67392))
4.5	—
Amendment No. 1 to Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-8, as amended (File No. 333-90530))
4.6	—
Amendment No. 2 to Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.6 to Company's Registration Statement on Form S-8, as amended (File No. 333-106996))
4.7	—
Amendment No. 3 to Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.3 to Company's Quarterly Report on Form 10-Q, for the quarter ended June 30, 2005)
*5.1	—	Opinion of Paul T. Hempel, Esq., General Counsel of Inverness Medical Innovations, Inc.
*23.1	—	Consent of BDO Seidman, LLP
*23.2	—	Consent of Ernst & Young LLP
*23.3	—	Consent of Anton Collins Mitchell LLP
*23.4	—	Consent of Baker Newman & Noyes LLC
*23.5	—	Consent of Deloitte & Touche LLP
23.6	—	Consent of Paul T. Hempel, Esq., General Counsel of Inverness Medical Innovations, Inc. (included in Exhibit 5.1)
24.1	—	Power of Attorney (contained in signature page)

*
Filed herewith.

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SIGNATURES
EXHIBIT INDEX